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                                                                     EXHIBIT 2.3

                             AMENDMENT NO. 1 TO THE
                                VOTING AGREEMENT

                  THIS AMENDMENT NO. 1 TO THE VOTING AGREEMENT (this "AMENDMENT NO. 1") is dated as of June 4, 1999, and is entered into by and among Chargeback Acquisition Corp., a Florida corporation ("MERGER SUB"), and John T. Kane and George P. Wilson (collectively, the STOCKHOLDERS").

                  WHEREAS, the parties hereto have entered into that certain Voting Agreement, dated as of February 17, 1999 (the "ORIGINAL AGREEMENT") (it being understood that capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Original Agreement);

                  WHEREAS, the parties hereto desire to amend certain provisions of the Original Agreement;

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                  1. The first recital of the Original Agreement is hereby amended and restated to read in its entirety as follows:

                  "Merger Sub and Equitrac Corporation, a Florida corporation (the "COMPANY"), propose to enter into an Amended and Restated Recapitalization Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "MERGER AGREEMENT") providing for the merger of Merger Sub with and into the Company, in which the Company is the surviving entity, upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement as entered into on the date hereof."

                  2. The first paragraph of Section 1(a) of the Original Agreement is hereby amended and restated to read in its entirety as follows:

                  "(a) AGREEMENT TO VOTE. At any meeting of stockholders of the Company called for purposes that include approval of the Merger Agreement and the Transactions, however called, or at any adjournment thereof, or in connection with any written consent of the holders of shares of Company Common Stock or Preference Stock, or in any other circumstances in which the Stockholders are entitled to vote, consent or give any other approval with respect to the Merger Agreement (including any amendments thereof pursuant to Section 2.01(f) of the Merger Agreement) and the Transactions, the Stockholders shall vote (or cause to be voted) the Subject Shares in favor of adoption and approval of the Merger Agreement (including any amendments thereof pursuant to Section 2.01(f) of the



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         Merger Agreement) and the Transactions and the approval of the terms thereof and each of the other actions contemplated by this Agreement and the Merger Agreement and any amendments hereto or, with each Stockholder's written consent, thereto."

                  3. Except as expressly set forth herein, the terms of the Original Agreement shall remain in full force and effect.

                  4. This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Amendment No. 1, provided receipt of copies of such counterparts is confirmed.

                  IN WITNESS WHEREOF, this Amendment No. 1 to the Voting Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                               CHARGEBACK ACQUISITION CORP.



                                               By: /s/ Stephen L. Larson
                                                  ------------------------------
                                                   Name:  Stephen L. Larson
                                                   Title: Secretary


                                               STOCKHOLDERS

                                               /s/ John T. Kane
                                               ---------------------------------
                                               John T. Kane



                                               /s/ George P. Wilson
                                               ---------------------------------
                                               George P. Wilson